UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 4, 2012
(Date of earliest event reported May 30, 2012)

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

13927 South Gessner Road
Missouri City, TX 77489
(Address of principal executive offices)

(713) 972-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 30, 2012, Global Geophysical Services, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. The matters voted upon and the final voting results are as stated below:

	ELECT THE FOLLOWING THREE (3) DIRECTORS	Vote Type	Voted
		For	28,053,364
	Richard A. Degner	Withheld	613,752
		Non-Votes	5,487,693
		For	28,284,360
Proposal 1	Michael C. Forrest	Withheld	382,756
		Non-Votes	5,487,693
		For	28,194,769
	Michael S. Bahorich	Withheld	472,347
		Non-Votes	5,487,693

	APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION FOR	For	27,862,148
Proposal 2	THE NAMED EXECUTIVE OFFICERS	Against	239,979
		Abstain	564,989
		Non-Votes	5,487,693

	APPROVE THE COMPANY’S 2011 EMPLOYEE	For	28,036,413
Proposal 3	STOCK PURCHASE PLAN (“ESPP”)	Against	68,818
		Abstain	561,885
		Non-Votes	5,487,693

	RATIFY THE APPOINTMENT OF UHY, LLP AS THE	For	34,080,840
Proposal 4	INDEPENDENT REGISTERED CERTIFIED PUBLIC	Against	67,124
	ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR	Abstain	6,845
		Non-Votes	0

All three (3) nominated directors were elected to serve for a three-year term expiring at the 2015 Annual Meeting.

The proposal to hold an advisory vote on the approval of executive compensation was approved.

The proposal to approve the Company’s 2011 ESPP was approved.

UHY, LLP was ratified as the Company’s independent registered certified public accounting firm for the 2012 fiscal year.

For additional information on these proposals, please see the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

June 4, 2012	By:	/s/ Christopher P. Graham
Christopher P. Graham
Senior Vice President, Secretary and General Counsel